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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                SEPTEMBER 5, 2002
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)


                              GOLDEN TELECOM, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                            0-27423                           51-0391303
  (State of incorporation)           (Commission File Number)        (IRS Employer Identification No.)

                 REPRESENTATION OFFICE GOLDEN TELESERVICES, INC.
                               12 TRUBNAYA ULITSA
                              MOSCOW, RUSSIA 103045
                     (Address of principal executive office)

                              (011-7-501) 797-9300
              (Registrant's telephone number, including area code)


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Item 5.  Other Events.

     On September 5, 2002, subsidiaries of Golden Telecom, Inc. (the "Company" "GTI") finalized the acquisition of 50% of the ownership interest in EDN Sovintel LLC ("Sovintel") previously held by Open Joint Stock Company Rostelecom ("Rostelecom"), bringing the Company's ownership to 100%. GTI consummated the transaction by effectively placing, under the terms of a custody agreement, approximately 4 million shares of GTI's common stock and a $46.0 million promissory note, payable on December 5, 2002, in escrow and by issuing a $10.0 million letter of credit. Upon the re-registration of Sovintel's charter documents (the "custody release date"), the approximately 4 million shares of GTI's common stock currently held in escrow and the $46.0 million promissory note will be released to Rostelecom and the $10.0 million letter of credit will become payable. On or about the custody release date, Rostelecom will appoint a representative to GTI's Board of Directors and the Company will begin to consolidate the financial position and results of operations of Sovintel. The Company's press release announcing such matter is attached hereto as Exhibit 99.1

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits

 DESIGNATION        DESCRIPTION OF EXHIBIT
 -----------        ----------------------

     99.1 Press release announcing the acquisition of the remaining 50% of Sovintel from Rostelecom.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  GOLDEN TELECOM, INC.
                                  (Registrant)


                                  By:     /s/ DAVID STEWART
                                         --------------------------------------
                                  Name:   David Stewart
                                  Title:  Chief Financial Officer and Treasurer
                                          (Principal Financial Officer)


Date:  September 6, 2002


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                                 EXHIBIT INDEX



 DESIGNATION        DESCRIPTION OF EXHIBIT
 -----------        ----------------------

     99.1 Press release announcing the acquisition of the remaining 50% of Sovintel from Rostelecom.